UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011 (March 10, 2011)

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4909 SE International Way, Portland, Oregon 97222

(Address of principal executive offices) (Zip Code)

503-653-8881

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Mr. David A. Willmott was elected to the position of President and Chief Operating Officer by the Board of Directors of Blount International, Inc. (the “Corporation” or “Blount”), effective March 10, 2011. Mr. Willmott joins Chairman and Chief Executive Officer Josh L. Collins in the general oversight and management of the Corporation. Mr. Willmott, formerly Senior Vice President-Corporate Development and Strategy for Blount, will work with senior management, with an emphasis to drive growth in the Corporation’s farm, ranch & agriculture and construction markets. In addition, Mr. Willmott will continue to be responsible for Blount’s corporate development and strategy functions.

Willmott, 41, joined Blount in December 2009. He has over fifteen years in private equity investment management experience, including three years with Collins Willmott & Co. LLC and twelve years with Lehman Brothers Inc. Mr. Willmott is a graduate of Williams College and holds an MBA from Northwestern University’s Kellogg School of Management.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press release dated March 15, 2011 announcing the election of David A. Willmott as President & Chief Operating Officer of Blount International, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Richard H. Irving, III
Richard H. Irving, III
Senior Vice President
General Counsel and
Secretary

Dated: March 16, 2011

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